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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                               AMENDMENT NO. 1 TO

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 29, 1996


                               Response USA, INC.
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                Exact name of registrant as specified in charter


          Delaware                   0-20770              52-1441922
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(State or other jurisdiction       (Commission          (IRS Employer)
      of incorporation)            File Number)       Identification No.)


11-K Princess Road, Lawrenceville, NJ                      08648
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number,
including area code           (609) 896-4500



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(Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets.

            On February 26, 1996, Response USA, Inc. (the "Company"), through its wholly-owned subsidiary, United Security Systems, Inc. ("USS"), completed the acquisition of all of the outstanding capital stock of MSG Security Systems, Inc., a Pennsylvania corporation ("MSG"), in exchange for $404,070.60 (of which $60,160.59 was paid by the issuance of a promissory note bearing interest at the rate of 10% per annum, payable in August (30%), September (30%) and October (40%) 1996). MSG is engaged in the installation, servicing and monitoring of electronic security systems. Substantially all of MSG's assets and liabilities except its monitoring accounts were retained by the former stockholders of MSG.

            On February 29, 1996, the Company, through USS, completed the acquisition of 1,853 electronic security monitoring and leasing accounts and related agreements and outstanding accounts receivable of Monitoring Acquisitions Corp., a Pennsylvania corporation ("MAC"). In consideration of the acquisition, the Company paid MAC $1,598,347.80 and issued and aggregate of 127,868 shares of the Company's common stock, with certain registration rights. The principal of MAC, Alan B. Lundy, also entered into a non-competition agreement with USS.

                                   EXHIBITS

Exhibit 1 Asset Purchase Agreement by and among Response USA, Inc., United Security Systems, Inc. and Monitoring Acquisitions Corp. (previously filed).

Exhibit 2 Stock Purchase Agreement by and among United Security Systems, Inc., Melvin S. Goldberg and Susan S. Goldberg (previously filed).

Exhibit 3         Financial Statements - filed herewith.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 RESPONSE USA, INC.
                                      (registrant)


Dated: May 13, 1996           By:/s/RICHARD M. BROOKS
                                 ------------------------
                                    Richard M. Brooks,
                                    President

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